Exhibit 10.42
(English Translation)
Notarial paper No. 345705
Seal of República Oriental del Uruguay
Certified Notary Public Uberfil Zeballos Quintero 06303/1
No. 92 PRELIMINARY PURCHASE AND SELL AGREEMENT. By KELIZER S.C.A. and LAS MESETAS S.A. In the city of Young, District of Río Negro, on this December 21, 2010 by and between: ON ONE PARTY: Emilio Federico GENCCO [between lines GNECCO], of age, holder of Argentine identity document [DNI] number 25187847, acting in his capacity as President in the name and on behalf of KELIZER SOCIEDAD EN COMANDITA POR ACCIONES, legal entity organized under the legislation of Uruguay, registered with the Tax Registry [Registro Único Tributario] under number 21 494779 0015, domiciled in the city of Montevideo at Luis Alberto de Herrera 1248, Torre B, Piso 17; and, ON THE OTHER PARTY: Julio César ZUBIARRAIN, of age, holder of Argentine identity document [DNI] number 5529046, acting in his capacity as President in the name and on behalf of LAS MESETAS SOCIEDAD ANÓNIMA, legal entity organized under the legislation of Uruguay, domiciled in this city in Juncal 1305, unidad 302, registered with the Tax Registry under number 21 532961 0016. And, in order to be expressed herein, my notarial record, the parties state as follows: ONE: KELIZER SOCIEDAD EN COMANDITA POR ACCIONES, promises to sell with the fences, buildings, facilities, dams and other improvements thereof — except the woods and harvest to be stated-, free from debts of any nature, occupants on any reason whatsoever — except from the ones to be stated-, prohibitions, obligations and liens, to LAS MESETAS SOCIEDAD ANÓNIMA, which, under the mentioned terms promises to buy the property and possession of the following pieces of land located at the Sixth Record’s Section of Río Negro District, rural area: I) three pieces of land previously registered in a greater area under number 482, which, according to the plat and division map drafted by Surveyor Eduardo D. Guerra on June 1, 2004, registered with the Plat Record Office of Río Negro [Dirección Nacional de Catastrofe] on June 4, 2004 under number 4481, are described as follows: (a) Piece one (1), registered under number six thousand two hundred and ninety eight (6,298), having an area of eight hundred forty five hectares and six thousand seven and hundred meters (845 hectares 6,700 meters) with the following boundaries: to the Southeast 2,566 meters 9 decimeters facing Neighboring Road with 27 meters width; to the Southwest straight line with 2,933 meters 3 decimeters facing Neighboring Road with 17 meters width; to the

Northeast 2,173 meters 2 decimeters (at the middle of the bed) neighboring with part of register 3,811; to the Northwest Dividing Track; to the Northeast broken line with two straight parts having 309 meters 3 decimeters and 2,155 meters 3 decimeters and neighboring with part of register 3,809; (b) Piece two (2) registered under number six thousand two hundred and ninety nine (6,299), having an area of four hundred thirty seven hectares and nine thousand meters (437 hectares 9,000 meters) with the following boundaries: to the Southeast broken line with seven straight parts having 836 meters 3 decimeters; 1,366 meters 1 decimeter; 892 meters; 289 meters 3 decimeters; 77 meters 1 decimeter; 239 meters 9 decimeters and 237 meters 5 decimeters, all of them facing Neighboring Road with 27 meters width; to the Southwest broken line with three straight parts having 757 meters, 29 meters 5 decimeters and 1,073 meters 5 decimeters and the first two are adjoining Neighboring Road with 27 meters width and the last one with part of register 3,854; to the Northwest 3,095 meters 3 decimeters neighboring register 3,811; and to the Northeast 905 meters 3 decimeters facing Neighboring Road with 17 meters width; and (c) Piece three (3), registered under number six thousand three and hundred (6,300), having an area of one thousand five hundred sixty eight hectares and eight thousand and seven hundred meters (1,568 hectares 8,700 meters) with the following boundaries: to the Northwest broken line with eight straight lines having 172 meters, 331 meters 3 decimeters, 48 meters 6 decimeters, 280 meters, 923 meters, 1,383 meters 3 decimeters, 2,472 meters 4 decimeters and 908 meters 7 decimeters, all of them facing Neighboring Road with 27 meters width; to the Northeast broken line with nine straight lines with 288 meters 6 decimeters, 1,147 meters 3 decimeters, 533 meters 1 decimeter, 219 meters 9 decimeter, 294 meters 6 decimeters, 893 meters 6 decimeters, 545 meters 7 decimeters, 496 meters 6 decimeters and 40 meters 1 decimeter and are neighboring register 3,809; 3,810 in part and 5,022; to the East broken line with fifteen straight sections having 832 meters 3 decimeters, 230 meters 7 decimeters, 310 meters 2 decimeters, 289 meters 5 decimeters, 90 meters 3 decimeters, 90 meters 9 decimeters, 204 meters, 71 meters 9 decimeters, 60 meters, 132 meters, 238 meters 3 decimeters, 817 meters 4 decimeters, 419 meters, 341 meters 7 decimeters and 578 meters 9 decimeters and all of them are neighboring piece 4 of the same map; to the Southeast straight line with 4,492 meters 5 decimeters neighboring with part of register 448, register 451, and part of register 446. The piece described had been affected by a right of way of 10 meters width, having access to the neighboring road to register 5,023 and to piece 4 of the same map. II) Two pieces jointly registered under number three thousand eight hundred and eleven (3,811), previously registered in a greater area as 482, with the following description: 1)

Piece F of the map drafted by Surveyor Alberto de Arteaga in January, 1925, registered with the Surveying Office [Dirección de Topografía] on May 11, 1925 under number 52, according to which it has an area of seven hundred fifty two hectares seven hundred and sixty seven meters (752 hectares 767 meters) and having the following boundaries: to the Northeast broken line with two straight lines having 618 meters 20 centimeters and 2,640 meters 20 centimeters, the first of which is adjoining part of piece C of the same map and facing the last neighboring road with 17 meters width; to the Southeast 3,090 meters 70 centimeters adjoining piece identified as “part of estate 3” of the same map; to the Southwest 2,495 meters adjoining with part of the property of Atilio Cerini, Gregorio Silveira and part of Eustaquio Silveira; to the Northeast broken line with two straight sections having 1,446 meters and 1,649 meters 50 centimeters and are adjoining piece E and part of piece C of the same map; and 2) Piece 2 of the map drafted by Surveyor Rafael E. Thevenet dated June 1971, registered with the Plat Record Office on July 13 of the mentioned year under number 1,106, according to which this piece has an area of seven hundred twenty nine hectares one thousand six hundred and thirty six meters (729 hectares and 1,636 meters) and has the following boundaries: to the East 2,195 meters adjoining in part with register 482 (piece D of the map drafted by Surveyor Alberto de Arteaga in 1925) having an exit to the Neighboring Road, to the Southeast broken line with 2 straight sections having 618 meters 20 centimeters and 1,695 meters 50 centimeters and are adjoining part of register 482 (piece F of the map drafted by Surveyor Alberto de Arteaga); to the Southwest Dividing Track of Tajamar; to the North Don Esteban Stream and part of the Dividing Track, broken line with five straight sections having 22 meters, 664 meters, 88 meters 60 centimeters, 936 meters 20 centimeters and 24 meters and are adjoining piece 1 of the same map; to the Northeast, Dividing Track (Way). Total area of the register: one thousand four hundred eighty one hectares two thousand four hundred and three meters (1,481 hectares 2,403 meters). III) Piece registered under number five thousand seven hundred and fifty four (5,754), previously registered as 3,811 and 482 in a greater area, which, according to the map drafted by Surveyor Eduardo D. Guerra in July, 1999, registered with the Plat Record Office of Río Negro on July 22 under number 4,013; this piece is appointed as Piece 1, it contains an area of one hundred sixteen hectares and seven thousand five hundred and twenty meters (116 hectares 7,520 meters) and has the following boundaries: to the Northeast broken line with three straight sections having 163 meters 6 decimeters, 152 meters 6 decimeters, and 1,173 meters 1 decimeter, all of them facing District Road with 27 meters width (to Paso de la Laguna); to the Southeast broken line with 3 straight sections having 370 meters 4 decimeters, 739 meters 5 decimeters and 66 meters 6 decimeters, adjoining register 4,751 the first one, and part of register 3,613 the other two; and to the Northeast and North, Don Esteban Grande Stream. IV) Piece registered under number six thousand three hundred and eighty eight (6,388), previously registered under numbers four hundred forty five (445) and five thousand seven hundred and fifty five (5,755), which, according to the measurement and fusion map drafted by Surveying Engineer Edgardo D. Guerra on March 10, 2005, registered with the Plat Record Office of Río Negro on June 20, 2005 under number 4,571; the described piece of property contains an area of six hundred thirty three hectares and six thousand and three hundred meters (636 hectares 6,300 meters) and has the following boundaries: to the West, broken line with four straight lines having 273 meters 70 centimeters, 1,406 meters 50 centimeters, 281 meters 30 centimeters and 51 meters 10 centimeters, all of them facing District Road with 27 meters width, to Paso Leopoldo; to the Northwest Don Esteban Grande Stream, which divides this piece from part of register number 3,182, from register 3,184 and from part of register number 280; to the Northeast, Track of Tajamar, which divides this piece from part of register number 3,811; to the Southeast, two straight sections having 135 meters 70 centimeters and 1,270 meters 40 centimeters, adjoining register 3811 (part); and to the South broken line with three straight sections having 1,500 meters, 170 metes 80 centimeters and 253 meters 90 centimeters and adjoining registers 3,613 and 6,287. TWO: PRICE: the total price of this preliminary purchase and sell agreement is THIRTY FOUR MILLION UNITED STATES DOLLARS (USD 34,000,000), to be paid as follows: a) ten million United States Dollars (USD 10,000,000) that buyer delivers hereby to seller, a receipt of which is duly granted by seller; b) seven million United States Dollars (USD 7,000,000) plus compensatory interests of this installment amounting to four hundred fifty nine thousand, five hundred forty eight United States Dollars (USD 459,548), totaling seven million four hundred fifty nine thousand five hundred and forty eight United States Dollars (USD 7,459,548) that buyer will pay to seller within a term expiring on August 5, 2011; c) three million United States Dollars (USD 3,000,000) plus compensatory interests of this installment amounting to three hundred thirty one thousand, one hundred and forty United States Dollars (USD 331,140) totaling three million three hundred thirty one thousand one hundred and forty United States Dollars (USD 3,331,140) that buyer will pay to seller within a term expiring on December 20, 2011; d) five million United States Dollars (USD 5,000,000) plus compensatory interests of this installment amounting to four hundred eighty-five thousand and twenty three United States Dollars (USD 485,023) totaling to five million four hundred eighty-five thousand and twenty three United States Dollars (USD 5,485,023) that buyer will pay to seller within a term expiring on August 5, 2012; and e) nine million United States Dollars (USD 9,000,000) plus compensatory interests of this installment amounting to two hundred eighteen thousand two hundred and ninety four United States Dollars (USD 218,294) amounting to nine million two hundred eighteen thousand two hundred and ninety four United States Dollars (USD 9,218,294) that buyer will pay to seller within a term expiring on December 20, 2012. Any delay in the payment of principal and/or its pertinent interests will produce the expiration of the agreed terms and the aggregate amount owed will be due and payable. Any due and payable amount will, until its effective payment, bear an interest on arrears of 12.00 per cent per annum. The balance and its interests on arrears and compensatory interests, as well as the expenses and fees arising from court or out-of-court collection actions and the possible extensions or renewals that could be granted will be secured by a first mortgage for the benefit of seller to be granted simultaneously with the purchase and sell deed in compliance with this instrument, according to the instructions to be given in section four herein. The notarial instrument evidencing the mortgage will be authorized by a Certified Notary Public to be appointed by creditor, and debtor shall pay all accrued fees and expenses. THREE: This agreement will be subject to the following condition subsequent: the use by the National Land Registry [Instituto Nacional de Colonización] of the purchase option stated in section 35 of Law 11029 according to the drafting stated in section 15 of Law 18187 on all the pieces of property previously described. Upon the occurrence of the mentioned condition subsequent, this agreement will be terminated without liabilities upon the parties. In such case, the parties shall make the pertinent refunds and returns within a five-business-day term as from the notice of termination. Furthermore, seller shall bear, and shall be refunded together with the part of the purchase price already paid, all the expenses and taxes paid by buyer arising from the business subject matter of this agreement, to wit: Transfer Tax, Notarial Pension Fund, Value Added Tax on notarial pension funds, charges, stamps and expenses derived from proceedings. Upon termination of this agreement pursuant to the provisions of this section, seller shall not be bound to pay any kind of professional fee. In the event that the pending certificates and information reports would show prior filings that would impede the proposed granting because it affects the goods subject matter of this agreement or its holders, seller undertakes to cancel the mentioned filings or to cure them at its exclusive cost. Should seller fail to comply with this undertaking, buyer will be entitled to make the applicable cancellations and/or payments, deducting the pertinent amount from the first installment of the balance. Seller shall pay the following expenses: irregular situations or debts before the

National Hydrographic Department [Dirección Nacional de Hidrografía], the Social Security Bank [Banco de Previsión Social], the Ministry of Labor and Social Security [Ministerio de Trabajo y Seguridad Social] and the Office for the Control of Livestock (DI.CO.SE.) [Division Control de Semovientes]. FOUR: FINAL DEED: The final purchase and sell deed and the instrument evidencing the mortgage securing the balance existing at the pertinent time and its interests, as stated in section TWO, will be granted simultaneously within a ten-calendar-day term as from the date of delivery by the National Land Registry of the certificate evidencing the fact that the mentioned entity will not use the purchase option granted by section 35 of Law 11029 according to the drafting stated in section 15 of Law 18187, provided that all the measures necessary to execute the mentioned agreement have been previously submitted to the counsels of buyer and of seller (Special Certificates issued by the Social Security Bank and Sworn Statements and payment receipts of the Capital Tax) with the necessary advance regarding the projected executions. In the event that, due to reasons not attributable to the parties, one or more of these measures could not be obtained within the mentioned term, it will be automatically extended in accordance with the quantity of days necessary to fulfill the mentioned measures. FIVE: possession and occupation of the pieces of real property before mentioned is made today free from occupants and livestock of any nature, with the utilities, taxes and other expenses related thereto fully paid as of this date. Buyer states that it knows and accepts the existence of an area of 761 hectares under a lease agreement for pasturing of livestock granted to Juan Miguel Secco de Souza and another area of 381 hectares granted to Rafael Leandro Secco de Souza for the same purpose, according to the rural lease agreement dated June 30, 2005. Possession of the mentioned areas is made effective as of today without prejudice of the fact that they will be vacated by the pertinent lessees on or before January 31, 2011. SIX: Default will be produced as a matter of law and without the need of any court or out-of-court notice in the event of any action or omission in breach of the provisions stated herein or by the expiration of the agreed terms. SEVEN: The obligations undertaken in this agreement including the obligations derived from its violation or termination are indivisible obligations. EIGHT: The parties agree on the registered telegram sent to the established domiciles as a method for serving notices, warnings or communications for all purposes. NINE: The parties establish their special domiciles to all court and out-of-court effects arising from this agreement in the domiciles stated as their own domiciles in the appearance section. TEN: In case of violation of any obligation airing herefrom (including the obligations derived from its termination) and as penalty clause, the parties agree on a fine amounting to TEN MILLION United States Dollars (USD 10,000,000)

that the party entitled to collect it may request apart from the compulsory performance of the obligation or termination of this agreement. In both cases the non-breaching party may demand the pertinent damages. The breaching party shall pay all the expenses and court and out-of-court fees derived from its breach as well as any other cost and tax. The fine stated in this section will not be applied in the event of termination due to the cause stated in section THREE herein. Seller is entitled to deduct the amount resulting from the application of the fine and damages judicially stated from the sums received from the price. ELEVEN: The parties agree that all the current cereal harvests pertaining to the agricultural campaign of 2010/ 2011 are not a part of this agreement and will be owned by seller. TWELVE: Buyer knows and accepts the purchase and sell of woods agreement executed with Compañía Forestal Oriental Sociedad Anónima regarding the woods located in a area of approximately 122 hectares, dated December 21, 2006, registered with the Land Registry [Registro de la Propiedad] of Río Negro under number 62/2007. THIRTEEN: In the event of discrepancies, controversies or conflicts between the parties arising from the compliance, enforcement, termination or construction of this agreement, the mentioned conflicts will be finally solved by arbitration. The appointment of arbitrators and the arbitration process will be governed by the provisions contained in the Arbitration Rules issued by the International Chamber of Commerce. The arbitration court will be composed by three arbitrators appointed as follows: each party will appoint one arbitrator and the third one will be chosen by the two arbitrators already appointed. In the event of lack of agreement as to the appointment of the third arbitrator, this third arbitrator will be appointed by the Arbitration Center [Centro de Conciliación y Arbitraje]. The place where the arbitration will be performed will be the city of Montevideo, República Oriental del Uruguay and the proceedings shall take place in Spanish. The Tribunal will decide on the law and the award issued by the Arbitration Tribunal shall be final and not subject to appeal by the Parties. FOURTEEN: The parties agree to submit this agreement to the provisions of Law 8733 and related and modifying provisions and to file a counterpart hereof with the Land Registry, Real Property Division for Río Negro [Registro de la Propiedad, Sección Inmobiliaria]. I HEREBY STATE: A) That I personally know Julio Zubiarrain; I do not know the other appearing party who is evidencing his identity by means of the identity document described in the appearance section. B) KELIZER Sociedad en Comandita por Acciones is a legal entity duly organized and incorporated as “sociedad anónima” [similar to a U.S. corporation] on February 5, 2004. The mentioned company had its bylaws duly approved by the National Controlling Entity [Auditoría Interna de la Nación] on March 15, 2004, filed with the Companies Controlling

Authority [Registro Nacional de Comercio] under number 2226 and said bylaws have been duly published according to the law. In a Extraordinary General Meeting of Shareholders held on November 14, 2005 the transformation of the company was decided to a “sociedad en comandita por acciones” [type of company where Limited Partners hold stock and General Partners are jointly and severally liable]. By means of a notarially recorded instrument authorized in Buenos Aires, República Argentina on December 16, 2005 by Certified Notary Public Emilio Merovich, certified in Montevideo on December 26, 2005 by Certified Notary Public Vanessa Balero, the first certified copy of which was filed with the Companies Controlling Authority under number 11202/2005, the partners of the company granted the mentioned transformation of company type. The partnership agreement states that the representation of the company may be performed by the Administrator, the President, and any Vice-president acting indistinctively; or two Directors acting jointly. The appearing party in his capacity as current Present validly represents the company having the pertinent powers to execute and subscribe this instrument. According to the statement made on September 22, 2010 granted before Certified Notary Public Ana Ferreira, registered with the Companies Controlling Authority under number 16256/2010 the provisions stated in section 13 of Law 17904 were complied with. The mentioned statement reads that Emilio Gnecco is serving as President of the company. According to the statement made on September 22, 2010 granted before Certified Notary Public Carlos Falco, the first certified copy of which was filed with the Land Registry of Río Negro under number 1345, the provisions stated in section 111 of Law 16060 were complied with. C) LAS MESETAS SOCIEDAD ANÓNIMA: a) is a legal entity duly organized, existing and incorporated as “sociedad anónima” [similar to a U.S. corporation] according to the laws of Uruguay pursuant to its bylaws dated January 4, 2006 approved National Controlling Entity on March 20, 2006, filed with the Registry of Legal Entities, Trade Division [Registro de Personas Jurídicas, Sección Comercio] on April 7, 2006 under number 3879 and published in the Official Gazette and in “Depso Prensa” on April 28, 2006. b) The corporation is a “Sociedad Anónima” and its capital is composed by registered shares and all the shareholders are individuals. c). According to the bylaws, the representation of the company may be performed by the Administrator, the President, and any Vice-president acting indistinctively; or two Directors acting jointly. The Minutes Book of Shareholder’s Meetings states that in the Shareholder’s Meeting held on October 11, 2006 Julio Cesar Zubiarrain was appointed as President. d) According to the statement made on December 6, 2006 registered with the Companies Controlling Authority under number 25884 on December 7, 2006 the provisions stated in section 13 of Law 17904 were complied with.

The mentioned statement evidences that the stated individuals are acting in the referred capacities and therefore the appearing party is currently empowered to execute and subscribe this instrument. D) Regarding the pieces of real property subject matter of this instrument: a) they are safeguarded from governmental claims in accordance with the provisions of section 1194 of the Civil Code and 121 of Law 12802 and have the following origin: 2005. Purchase and sell agreement: By notarially recorded instrument authorized on April 27 2005 by Certified Notary Public Vanessa Balero, the first certified copy of which was filed with the Land Registry of Río Negro under number 412, Juan Miguel Secco and others sold and delivered to KELIZER S.A. the registers 6298, 6299, 6300, 3811, 5754, 5755 and 445. 2005. FUSION: according to the measurement and fusion map drafted by Surveying Engineer Edgardo D. Guerra, registered with the Plat Record Office of Río Negro on June 20, 2005 under number 4571; the fusion of registers 445 and 5755 was performed and as a result thereof register 6388 was created. b) The pertinent payments of Real Property Contributions have been made and the Tax on Primary Education does not apply to the pieces of real property since they are located in a rural area. c) Their actual values are: register 6298: $9,574,676; register 6299: $4,957,904; register 6300: $17,762,746; register 3811: $17,533,441; register 5754: $1,381,993 and register 6388: $7,535,789. E) I have before me, by KELIZER S.C.A., the District Certificate No. 2099, issued by the Municipality of Río Negro on December 17, 2010 expiring on December 17, 2011. F) I have before me, the certificate issued by the National Land Registry on December 14, 2010 evidencing that the mentioned pieces of real property are not comprised by the provisions of section 70 of Law 11029 according to the drafting of Law 18187. G) The preceding promise is granted subject to the Priority Reserve number 1515 dated December 15, 2010. H) Dollar exchange rate as of today (purchaser price) is $19.65 per dollar. I) For this transaction the due diligence measures foreseen in executive order 355/2010 were adopted. J) The appearing parties have not voted during the last municipal elections held on May 2010 since they are foreign citizens. K) This notarially recorded instrument is read by me and the appearing parties execute and subscribe it. L) This notarially recorded instrument follows number 91 of Preliminary Purchase and Sell Agreement, granted on December 16 on folios 302 to 304. Between lines: I state GNECCO: valid.
[Signatures]